Exhibit 99.1

JUNIPER NETWORKS ANNOUNCES EXPIRATION AND TENDER RESULTS OF CASH TENDER OFFER FOR TWO SERIES OF SENIOR NOTES

SUNNYVALE, Calif. — August 23, 2019 —Juniper Networks, Inc. (NYSE: JNPR)(“Juniper”), a leader in secure, AI-driven networks, announced today the expiration and tender results of its previously announced cash tender offer (the “Offer”) for any and all of its outstanding 3.300% Senior Notes due 2020 (CUSIP/ISIN No. 48203R AH7/ US48203RAH75, the “2020 Notes”) and any and all of its outstanding 4.600% Senior Notes due 2021 (CUSIP/ISIN No. 48203R AF1/US48203RAF10, the “2021 Notes,” and together with the 2020 Notes, the “Notes”). The Offer expired at 5:00 p.m., New York City time, on Friday, August 23, 2019 (the “Expiration Time”). As of the Expiration Time, $193,764,000 or 64.6% of the $300,000,000 aggregate principal amount of the 2020 Notes and $112,751,000 or 37.6% of the $300,000,000 aggregate principal amount of the 2021 Notes had been validly tendered and not withdrawn in the Offer, which amounts exclude $207,000 aggregate principal amount of the 2021 Notes that remain subject to guaranteed delivery procedures. Juniper accepted for purchase all the Notes validly tendered and delivered (and not validly withdrawn) in the Offer at or prior to the Expiration Time. Payment for the Notes purchased pursuant to the Offer is intended to be made on August 26, 2019 (the “Settlement Date”) or, in the case of the 2021 Notes that remain subject to guaranteed delivery procedures, August 28, 2019.

The consideration to be paid under the Offer will be $1,009.53 per $1,000 principal amount of the 2020 Notes and $1,042.63 per $1,000 principal amount of the 2021 Notes, plus accrued and unpaid interest to, but not including, the Settlement Date. Payment of accrued interest on the 2021 Notes validly tendered through guaranteed delivery procedures and accepted for purchase will only be made to, but not including, the Settlement Date. The total Offer consideration of $316,748,765.37, which amount includes accrued and unpaid interest but excludes the 2021 Notes that remain subject to guaranteed delivery procedures, will be funded from the net proceeds from the previously announced issuance and sale by Juniper of its 3.750% Senior Notes due 2029 and cash on hand.

Juniper intends to redeem all the Notes that have not been tendered in the Offer on the anticipated redemption date of September 25, 2019.

The Offer was made pursuant to Juniper’s Offer to Purchase dated August 19, 2019. Barclays, BofA Merrill Lynch and Citigroup acted as Dealer Managers for the Offer. This press release is neither an offer to purchase nor a solicitation to buy any of the Notes nor is it a solicitation for acceptance of the Offer and does not constitute a notice of redemption for the 2020 Notes or 2021 Notes.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding our tender offer and intent to redeem any remaining Notes. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “intend,” “will,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those suggested by the forward-looking statements including general economic and political conditions globally or regionally; and those additional risks and factors discussed in reports filed with the SEC by us from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

About Juniper Networks

Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world.

Juniper Networks, the Juniper Networks logo and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Investor Relations:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net